Exhibit 4.2

June 12, 2023

Autism Diagnostic Technologies, Inc.

Andrew Stewart, CEO

1 Vanderveer Drive

Basking Ridge, NJ 07920

Re: Placement Agent’s Agreement

Dear Mr. Stewart:

Autism Diagnostic Technologies, Inc., a Delaware corporation, (hereinafter referred to as the “Company” or “You”), proposes to offer for sale, in a private placement (“Offering”) the Company’s security, as follows: a maximum of $600,000 of Senior Convertible Debentures, (the “Offering”) on a best-efforts basis. The Notes will bear 6% interest and will mature 24 months from issuance. The debentures will be convertible into shares of Common stock automatically upon closing of an Initial public offering (IPO) at a 25% discount to the offering price. Any accrued interest may be paid in common shares at the discretion of the Company. In addition, investors will receive common stock purchase warrants equal to 50% of their converted shares, exercisable at the same IPO 25% discount conversion price. The Debentures, Common stock and Warrants, are hereinafter occasionally referred to as the Securities.

The undersigned, Network 1 Financial Securities, Inc., a Texas Corporation and broker/dealer registered with the U.S. Securities & Exchange Commission (“SEC”) and member of the Financial Industry Regulatory Authority (“FINRA”), hereinafter referred to as “Placement Agent”, “Network l” or “We” or “Our”) hereby offers its services to the Company as Placement Agent for the aforementioned proposed private placement offering.

The terms and conditions of this Placement Agent’s Agreement (“Agreement”) are as follows:

1. Appointment of Placement Agent; The Offering Period.

1.1 Appointment of Placement Agent. You hereby appoint Network 1 Financial Securities as exclusive Placement Agent of the Company during the Private Offering Period herein specified for the purpose of assisting the Company in placing its Securities with purchasers who are qualified accredited investors (“Subscribers”). Placement Agent hereby accepts such agency and agrees to assist the Company in placing this Private Offering (“Offering”) with the Subscribers. Placement Agent’s agency hereunder is not terminable by the Company except upon termination of the Private Offering or upon breach by the Placement Agent of its material obligations hereunder.

NETWORK 1 FINANCIAL SECURITIES, Inc.

Member FINRA, SIPC

The Galleria ● Building 2 ● Penthouse

2 Bridge Avenue ● Red Bank, New Jersey 07701-1106 ● (732) 758-9001

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

1.2 Private Offering Period. The Offering Period shall commence on the day that the Company’s offering documents (“Offering Documents”) are first made available to Placement Agent by the Company and will continue until the final Closing (as hereinafter defined) of the maximum offering or the 30th day of September 30, 2023 (The “Termination Date”), unless extended by the Company for a period of up to ninety (90) days from such date without notice to any Subscriber (the “Offering Period”). After the Initial Closing, subsequent closings with respect to accepted subscriptions may take place at any time during the Offering Period as may be mutually determined by the Company and the Placement Agent (such subsequent closings and the Initial Closing will each be referred to herein as a “Closing”).

1.3 Offering Documents. The Company will provide the Placement Agent with a sufficient number of copies of the Offering Documents for delivery to potential Subscribers and such other information, documents and instruments which the Placement Agent deems reasonably necessary to act as Placement Agent hereunder and to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes related to the Offering.

2. Compliance with Securities Laws.

Each of the Company and the Placement Agent agrees to conduct the Offering in a manner intended (a) to qualify as a private placement of the Securities in any jurisdiction in which the Securities are offered (including the U.S.), and (b) to comply with the requirements of Rule 506 of Regulation D under the Securities Act. Assuming the accuracy of the representations and warranties given to the Company by each investor to the extent relevant for such determination, the Offering will be exempt from the registration requirements of the Securities Act. The Company agrees (i) to limit offers to sell, and solicitations of offers to buy, the Securities to persons reasonably believed by it to be “accredited investors” within the meaning of Rule 501(a) under the Securities Act, and (ii) not to engage in any form of general solicitation or general advertising in connection with the Offering within the meaning of Rule 502 under the Securities Act. The Company agrees to conduct the Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state securities laws.

2.1 Form D and State Blue Sky Filings.

2.1.1 SEC Form D Filing Requirements. Form D is a form to be used to file a notice of an exempt offering of securities with the Securities and Exchange Commission. SEC rules require the notice to be filed by companies that have sold securities without registration under the Securities Act of 1933 in an offering based on a claim of exemption under Rule 504 or 506 of Regulation or Section 4(5) of that statute. SEC rules further require the notice to be filed within 15 days after the first sale of securities in the offering (although some States have different requirements). For this purpose, the date of first sale is the date on which the first investor is irrevocably contractually committed to invest. If the due date falls on a Saturday, Sunday or holiday, it is moved to the next business day. The SEC does not charge any filing fee for a Form D notice or amendment. The Company shall be solely responsible for compliance with SEC Form D filing requirements.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

2.1.2 Online Filing of Form D is Required by SEC. Companies must file their Form D notices and amendments with the SEC online, through the Internet, using the SEC’s EDGAR (electronic gathering, analysis and retrieval) system. To file online using the EDGAR system, a company must have its own filer identification number (called a “Central Index Key” or “CIK” number) and a set of password-like “access codes.” The Company must submit basic information about the filer to the SEC online at its Filer Management page and also submit a copy of a notarized paper document containing the same information on Form ID. The paper document is called an “authenticating document” which the Company prepares by printing out and completing a copy of Form ID and having that document notarized. Once the document is notarized, the Company is required to scan and attach it to its Form ID submission as a PDF file. Accordingly, the Company agrees, as a material term to this Agreement, to set up its Form D filing in accordance with the details set forth in this Section 2 above.

2.1.3 State Form D Notice Filing Requirements. Many states also require the filing of Form D notices and amendments, and most of them charge a filing fee. Most states allow for either electronic or paper Form D filing, with the majority of states accepting and a few states mandating the electronic filing of Form D. Electronic filing of the Form D can be made through the Electronic Filing Depository (EFD), which is programmed with each state’s filing requirements. As an alternative to electronic filing, in those States that do not mandate electronic filing, a filer may be able to satisfy the state Form D filing requirement by submitting either a printout of the SEC online Form D filing (retrieved from the EDGAR Company Search page) or a completed paper version of Form D, along with the appropriate fee.

2.1.4 Party Obliged to Filing. The Company shall, as a material term to this Agreement, be solely responsible for compliance, as set forth in Sections 2.1.2. and 2.1.3, with the filing requirements of the securities laws of the United States and all applicable States of the United States, and with any and all applicable foreign jurisdictions in which offerings of the Company’s securities are made.

2.1.5 Placement Agent Obligations. The Placement Agent shall advise the Company of those States of the U.S., and other jurisdictions, in which the Placement Agent intends to offer the Securities (“Intended States”) in order that the Company’s counsel, can ensure that the Offering has been qualified, or exempted, under the appropriate laws and regulations. In the event that the Company, or Company’s counsel, identifies that an Intended State requires pre-sale qualification this will be communicated to Placement Agent. The company will notify the placement agent upon filing in each state that the offering has been qualified. It is the company’s responsibility to assure that each subscription accepted is qualified according to the investor’s residence.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

2.2 Due Diligence. Current regulations in the securities industry require placement agents to conduct “due diligence” on any issuer that seeks to offer its securities to qualified accredited investors. In the event that Placement Agent is unable to complete “due diligence” either (1) because of lack of cooperation on the part of the Company (for instance, but not limited to, the Company not providing Placement Agent with information or documents requested by the Placement Agent) or (2) because the Placement Agent uncovers “red flags” about the Company that cause Placement Agent to be not satisfied that Placement Agent can in good faith recommend the Company’s securities to investors, Placement Agent may terminate this Agreement (1) without further obligation on the part of Placement Agent to proceed with this Offering and (2) without any obligation on the part of the Placement Agent to reimburse to Company any monies advanced by Company to Placement Agent. In short, Placement Agent’s obligations under this Agreement are expressly conditioned upon “due diligence” on the Company that is both complete in the opinion of and satisfactory to the Placement Agent. Placement Agent’s right of termination under this Section 2.2 is not adversely affected in any way by the termination provisions in Section 8.1 and 8.2, below.

3. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and the Subscribers as follows:

3.1 Disclosure in Offering Documents.

3.1.1 Disclosure of Contracts. The descriptions in the Offering Documents of all material contracts, agreements, instruments, indentures, mortgages, loans, leases, licenses, arrangements or undertakings of any nature, written or oral, of the Company which involve future payments, performance or services, development of products, or delivery of goods or materials to or by the Company of an aggregate amount or value in excess of $250,000, or which otherwise are material to the business or prospects of the Company (collectively, “Contracts”) are accurate in all material respects and present fairly the information required to be disclosed therein and there are no contracts or other documents required to be described in the Offering Documents which have not been so described. The Company has furnished the Placement Agent, when and if requested, with true, correct and complete copies (or where oral, written descriptions) of all Contracts, including all exhibits, schedules, amendments, supplements, modifications and waivers thereto. Except as otherwise stated in the Offering Documents, each of the Contracts is in full force and effect, the Company has performed in all material respects all of its obligations thereunder and is not in default thereunder, and no party to a Contract has made a claim to the effect that the Company has failed to perform any obligations thereunder. To the best knowledge of the Company, the Company has not received any written notification from any contracting party to a Contract to terminate, cancel or modify such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect in any material respect the benefits derived or expected to be derived therefrom by the Company.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.2 Changes after Dates in Offering Documents.

3.2.1 No Material Adverse Change. Except as otherwise stated in the Offering Documents, since the Balance Sheet Date, as hereinafter defined, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, including, but not limited to a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, (ii) the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any litigation which, if adversely determined, would have a material adverse effect on the business, properties, assets, condition (financial or otherwise) of the Company, whether or not in the ordinary course of business (a “Material Adverse Effect”), and (iii) there have been no transactions entered into by the Company, other than those in the ordinary course of business or reflected in the Offering Documents, which are material with respect to the condition, financial or otherwise, or to the results of operations, or business of the Company. The Balance Sheet Date is defined as the 30th of June 2022

3.2.2 Recent Securities Transactions. Etc. Since the most recent Balance Sheet date, and except as otherwise specifically stated in the Offering Documents or on Schedule A (if any) hereto, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock; or (iii) issued any options, warrants or other rights to purchase the capital stock of the Company, or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

3.3 No Preemptive Rights; Options; Registration Rights. Except as set forth in the Offering Documents, there are no preemptive or other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any shares of Common Stock, or other securities of the Company.

3.4 Financial Statements. The financial statements (“Financials”) of the Company, including any notes thereto and supporting schedules, included or incorporated by reference in the Offering Documents, fairly present the financial position and results of operations of the Company at the dates thereof and for the periods covered thereby, subject, in the case of interim periods, to year-end adjustments and normal recurring accruals. The Company has no material liabilities or obligations, contingent, direct, indirect or otherwise except (i) as set forth in the balance sheet for the Balance Sheet Date included in the Financials or the footnotes thereto, (ii) those incurred in the ordinary course of business since the Balance Sheet Date, and (iii) otherwise as set forth in the Offering Documents. The Offering Documents also set forth all material outstanding amounts due to any employees, officers, directors or stockholders of the Company, or to any of their respective affiliates, including, but not limited to, accrued salaries, loans, etc.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.5 Authorized Capital; Options; Etc. The Company had, at the date or dates indicated in the Offering Documents, such duly authorized, issued and outstanding capitalization as set forth in the Offering Documents.

3.6 Valid Issuance of Securities: Etc.

3.6.1 Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All outstanding options and warrants to purchase shares of capital stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized capital stock and outstanding options and warrants conform to all statements relating thereto contained in the Offering Documents. The offers and sales of the outstanding capital stock, options and warrants to purchase shares of capital stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

3.6.2 Debentures, Common shares and Warrants. The securities have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Subscription Agreements, will be duly and validly issued, fully paid and non-assessable. The holders of the shares will not be subject to personal liability by reason of being such holders and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the shares has been duly and validly taken.

3.7 Registration Rights of Third Parties. Except as set forth in the Offering Documents or on Schedule B (if any) hereto, no holders of any securities of the Company or of any options or warrants of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.8 Due Authorization. The Company has full right, power and authority to enter into this Agreement and the Subscription Agreements, to issue the securities and to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated by the Offering Documents. This Agreement has been, and the Subscription Agreements, when executed and delivered, will have been, duly and validly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes and each Subscription Agreement (assuming the due authorization, execution and delivery by each subscriber) to be entered into by the Company with respect to the purchase and sale of the securities, will constitute, when executed and delivered by the Company, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

3.9 No Conflicts. The Company’s execution, delivery, and performance of this Agreement and the Subscription Agreements, the consummation by the Company of the transactions contemplated herein and therein and the compliance by the Company with the provisions of this Agreement and the Subscription Agreements have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Company; (iii) to the best of the Company’s knowledge, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its material properties or material businesses; or (iv) have any material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties or to conduct its business.

3.10 No Defaults. Except as described in the Offering Documents, no material default exists in the due performance and observance of any term, covenant or condition of any permit, license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject the effect of which would have a Material Adverse Effect. Except as described in the Offering Documents, the Company is not in violation of any material term or provision of its Certificate of Incorporation or By-Laws or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.11 Corporate Power; Licenses; Consents.

3.11.1 Conduct of Business. To the best of its knowledge, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials, agencies, authorities and bodies to own or lease its properties and conduct its business as described in the Offering Documents. The Company is and has been doing business in material compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The disclosures in the Offering Documents concerning the effects of federal, state and local regulation on the Company’s business as currently conducted or contemplated to be conducted are correct in all material respects and do not omit to state a material fact.

3.11.2 Transactions Contemplated Herein; Consents. The Company has all corporate power and authority to enter into this Agreement, and the Subscription Agreements to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. Except as set forth in the Offering Documents, no consent, approval, authorization, order of, or filing with, any court, governmental agency, authority or other body is required to consummate the transactions contemplated by this Agreement and the Subscription Agreements, and the issuance of the securities, except that the offer and sale of the securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions.

3.12 Title to Property; Insurance. Except as set forth in the Offering Documents, the Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains such insurance in adequate amounts that are adequate to protect its financial condition against the risks involved in the conduct of its businesses.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.13 No Pending Actions. Except as set forth in the Offering Documents, there are no actions, suits, proceedings, claims, or hearings of any kind or nature existing or pending (or, to the best knowledge of the Company, threatened) or, to the best knowledge of the Company, any investigations or inquiries, before or by any court, or other governmental authority, tribunal or instrumentality (or, the Company’s best knowledge, any state of facts which would give rise thereto), pending or threatened against the Company, or involving the properties of the Company, which might result in any Material Adverse Effect or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement. Except as described in the Offering Documents, there are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business, is bound or subject.

3.14 Due Incorporation, Qualification and Good Standing. The Company has been duly incorporated, validly exists as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation for the transaction of business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification or licensing, except where the failure to qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority necessary to own or hold its properties and conduct its business as described in the Offering Documents.

3.15 Taxes. Except as set forth in the Offering Documents or as set forth on Schedule 3.15 hereto, the Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. Except as set forth in the Offering Documents, the Company has withheld, collected and paid all levies, assessments, license fees and taxes to the extent required. As used herein, “tax” or “taxes” include all taxes, charges, fees, levies or other assessments imposed by any Federal, state, local, or foreign taxing authority, including, without limitation, income, premium, recapture, credit, excise, property, sales, use, occupation, service, service use, leasing, leasing use, value added, transfer, payroll, employment, license, stamp, franchise or similar taxes (including any interest earned thereon or penalties or additions attributable thereto). The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect of taxes.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.16 Non-Circumvent. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement through any transaction, transfer, pledge, agreement, recapitalization, loan, lease, assignment, or otherwise. The Company (including affiliates of such parties) agrees that it will not attempt, directly or indirectly, to contact parties introduced to the Company by the Placement Agent on matters described in this Agreement or contact or negotiate with any confidential source provided by Network 1, except through Network 1 or with the expressed written consent of Network 1 as to each such contact. The Company shall not contact, deal with, or otherwise become involved in any transaction with any corporation, partnership, individual, any banks, trust or lending institutions introduced by or through Network 1 without the permission of Network 1. Any violation of this provision shall be deemed an attempt to circumvent this provision, and the Company shall be liable for damages in favor of the circumvented party.

3.17 Transactions Affecting Disclosure to FINRA.

3.17.1 Finder’s Fees. The Company is not obligated to pay a finder’s fee to anyone in connection with the introduction of the Company to the Placement Agent, or the consummation of the Offering contemplated hereunder.

3.17.2 Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any FINRA member or its affiliate or associates, except as specifically authorized herein.

3.18 Foreign Corrupt Practices Act

Neither the Company nor any of its subsidiaries has, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has in the course of his actions for or on behalf of the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Without limiting the generality of the foregoing, the Company and its subsidiaries have not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its or their employees and sales representatives with respect to such sales.

3.19 Intangibles. The Company owns or possesses the requisite licenses or rights to use all material trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, “Intangibles”) used by the Company in its business or relating to products sold by the Company, and all such Intangibles are stated in the Offering Documents. Any of the Company’s Intangibles which have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect, except where the failure to do so would not result in a Material Adverse Effect. There is no claim or action by any person pertaining to, or proceeding pending or to the Company’s knowledge, threatened and the Company has not received any notice of conflict with the asserted rights of others which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company’s business except as described in the Offering Documents or except where such challenge, even if successful, would not result in a Material Adverse Effect. To the best of Company’s knowledge, the Intangibles and the Company’s current products, services and processes do not infringe on any intangibles held by any third party. To the best of the Company’s knowledge, no others have infringed upon the Intangibles of the Company.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.19 Relations With Employees.

3.19.1 Employee Matters. The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state or local laws and employment laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before a Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity. No questions concerning representation exist respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

3.19.2 Employee Benefit Plans. Except as disclosed in the Offering Documents, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an “employee pension benefit plan, an employee welfare benefit plan,” or a “multi-employer plan” as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“ERISA Plans”). Other than as disclosed in the Offering Documents, the Company does not, and has at no time, maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA. Except as disclosed in the Offering Documents, there are no unfunded benefits under any ERISA Plan which is subject to the funding standards of ERISA. Other than claims for benefits in the ordinary course, there are no pending claims, litigation, arbitration or any other legal proceeding involving any ERISA Plan which may result in material liability on the part of the Company or any ERISA Plan under ERISA or any other law, nor, is there any reasonable basis for such a claim. The Company has no bonus, incentive or deferred compensation plans which constitute a continuing liability of the Company, except individual arrangements of the Company with employees relating to their employment. There are no employees of the Company who, in connection with their employment by the Company, are receiving any pension or retirement payments or are entitled to receive any unfunded pensions not covered by a pension plan to which the Company is a party.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.20 Environmental Matters. The Company and each of its subsidiaries is in compliance in all material respects with all Environmental and Safety Requirements, and there are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries alleging any failure to so comply or involving any of its past operations or any real property currently used by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received any written or oral notice or report with respect to it or its facilities regarding any (A) actual or alleged violation of environmental and safety requirements or (B) actual or potential liability arising under Environmental and Safety Requirements, including, without limitation, any investigatory, remedial or corrective obligation. Neither the Company nor any of its subsidiaries has expressly assumed or undertaken any liability of any other person under any Environmental and Safety Requirements. Neither the Company nor any of its subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any real property in a manner that has given rise to liabilities pursuant to CERCLA, SWDA or any other Environmental and Safety Requirement, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations. “Environmental and Safety Requirements” means all laws, orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the SWDA, the Clean Air Act, as amended, 42 U.S.C. §§ 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. §§ 1251 et seq., the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. §§ 11001 et seq., CERCLA, the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. §§ 5101 et seq., the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and the rules and regulations promulgated thereunder. “SWDA” means the Solid Waste Disposal Act, as amended, and the rules and regulations promulgated thereunder.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.21 No Regulatory Problems. The Company (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or any order, judgment, or decree of any court of competent jurisdiction permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the Commission; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

To the Company’s knowledge, none of the Company’s directors, officers, or beneficial owners of five (5%) percent or more of any class of its equity securities (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the Commission, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act, or is subject to an order of the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

3.22 Stock Collateral. None of the Company’s obligations to any third party are secured by any of the Company’s outstanding securities other then the Security Agreement as it relates to this offering.

3.23 Reaffirmation. All of the representations, warranties and covenants of the Company set forth in this Agreement or in any letter or certificate furnished to Placement Agent pursuant hereto, each of which is incorporated herein by reference and made a part hereof, shall be true in all material respects upon the execution of this Agreement.

4. Representations and Warranties of the Placement Agent. The Placement Agent represents and warrants as follows:

4.1 Due Incorporation. The Placement Agent is duly incorporated and validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the failure to be so qualified would have a materially adverse effect on the business of the Placement Agent.

4.2 Broker/Dealer Registration. The Placement Agent is registered as a broker-dealer under Section 15 of the Exchange Act.

4.3 Good Standing with FINRA. The Placement Agent is a member in good standing of the FINRA and no proceedings are pending or to the Placement Agent’s knowledge, threatened, to revoke or limit such status.

4.4 Sale in Certain Jurisdictions. Sales of Shares by the Placement Agent will be made only in such jurisdictions in which (i) the Placement Agent is a registered broker-dealer or where an applicable exemption from such registration exists and (ii) the Offering and sale of the securities is registered under, or is exempt from, applicable registration requirements.

4.5 Compliance with Laws. Offers and sales of Shares by the Placement Agent will be made in compliance with the provisions of Rule 506 of Regulation D and/or Section 4(2) of the Act, and the Placement Agent will furnish to each investor a copy of the Offering Documents prior to accepting any payments for Shares.

4.5.1 Sale to Accredited Investors, No General Solicitation.

The Placement Agent understands that the securities have not been registered under the Securities Act or any Blue Sky law of any state and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and such Blue Sky laws. The Placement Agent agrees that it will not solicit offers for, or offer or sell, the securities by any form of general solicitation or general advertising within the meaning of Section 4(2) of the Securities Act, and Rule 506 thereunder. The Placement Agent further agrees to not offer or sell or arrange for the offer or sale of the securities except (i) to those the Placement Agent reasonably believes are “accredited investors” (as defined in Rule 501 of Regulation D), or (ii) in any other manner that does not require registration of the securities under the Securities Act.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

4.6 Due Authorization.

The Placement Agent has all requisite power and authority to execute, deliver and perform its obligations under this Agreement between the Company and the Placement Agent, and this Agreement will be duly authorized and validly executed and delivered by the Placement Agent and constitutes a legal, valid and binding agreement of the Placement Agent enforceable against the Placement Agent in accordance with its terms.

5. Closing.

At or prior to each closing, and as a condition of the Placement Agent’s obligations hereunder, the following shall have been satisfied: (i) the Company shall have delivered to the Placement Agent at the closing (a) a certificate of the Company, signed by two executive officers thereof, stating the representations and warranties contained herein are true and correct as of the date of such closing as if, and to the same effect, the warranties and representations were made on such date; (b) Subscription Agreements signed by the Company; (c) Consents of any party required to consummate this Offering and the transactions contemplated thereby; and (d) such other closing documents as shall be reasonably requested by the Placement Agent and/or its counsel.

5.1.1 Placement Agent’s Fees and Expenses.

At the Initial Closing, and at each subsequent Closing, the Company shall pay to the Placement Agent a commission equal to ten (10%) percent of the aggregate purchase price of the securities sold by the Placement Agent. In addition, the company will also pay the placement agent 3% of the aggregate purchase price of the securities sold by the Placement Agent for unaccountable allowance expenses.

The Company will also issue to Network 1, or its designees, warrants equal to ten percent (10%) of the shares issued from the debenture conversions at the same discounted price exercisable for 3 years.

5.1.2 Finder’s Fee.

In the event that at any time prior to the third (3rd) anniversary of the final Closing (as defined in the Placement Agent Agreement) the Company or any of its affiliates shall enter into any transaction (including, without limitation, any merger, consolidation, acquisition, financing, joint venture or other arrangement) with any party introduced to the Company by the Placement Agent, directly or indirectly, during such period, the Placement Agent will be paid a transaction fee, payable at the closing thereof, equal to a percentage of the consideration or value received by the Company and/or its stockholders as follows:

(a) 5% of the first $1,000,000,

(b) 4% of the next $1,000,000,

(c) 3% of the next $1,000,000,

(d) 2% of the next $1,000,000, and

(e) 1% of all amounts in excess of$4,000,000.

The Company agrees to pay to the Placement Agent the aforementioned finder’s fee during the aforementioned time period, even in situations where the consummation of the transaction at issue culminated not directly from the finder’s initial introduction but indirectly from a chain of introductions initiated by the finder’s introduction. In no event shall the fees payable pursuant to this paragraph shall exceed the maximum finder’s fee allowed by the Financial Industry Regulatory Authority (“FINRA”) at the time of such transaction.

5.2 Right of First Refusal.

If the Company’s Board of Directors authorizes the Company to pursue a merger/acquisition opportunity involving the sale of all or substantially all of the Company’s assets during the period after the Memorandum has been distributed by the Placement Agent, the Placement Agent shall have the right of first refusal to act as the Company’s investment banker or financial advisor in connection with any such merger/acquisition, rendering such services as are customary in connection therewith in consideration for a fee which is considered customary for such services.

For the 2 year period commencing on the date of the Closing, Placement Agent shall have the right of first refusal (on terms at least as favorable as can be obtained from other sources) to act as lead manager, co-manager, placement agent, or investment banker with respect to any proposed underwritten public distribution or private placement of the Company’s securities or any merger, acquisition, or disposition of assets of the Company, if the Company uses a lead manager, co-manager, placement agent, investment banker, or other person performing such functions for a fee. Placement Agent will advise the Company promptly, but in no event later than fifteen (15) days following the submission to Placement Agent writing of any such proposed transaction(s), of Placement Agent’s election to exercise said right. If any such proposal is not accepted by Placement Agent but later modified, the Company will re-submit such proposal to Placement Agent. Should Placement Agent elect, at any time not to exercise said right this will not affect preferential rights for future financings.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

6. Covenants. The Company covenants and agrees that:

6.1 Expenses of Offering and Other Expenses. The Company shall be responsible for, and shall pay, all fees, disbursements and expenses incurred in connection with the Offering, including, but not limited to, the Company’s legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering, and filing, where necessary, the Offering Documents and all amendments and supplements thereto (in such quantities as the Placement Agent may reasonably require), the costs of any “due diligence” meeting held by the Company as requested by the Placement Agent, the fees and disbursements of the Placement Agent counsel.

6.2 Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transaction contemplated hereby.

7. Indemnification and Contribution.

7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the securities under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) any breach by the Company of any of its representations, warranties or covenants contained herein or in any of the Subscription Agreements, or (iii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Placement Agent and each such controlling person for any legal or other expenses reasonably incurred by the Placement Agent or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, whether arising out of an action between the Placement Agent and a third party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding the Placement Agent which is furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by the Placement Agent of the representations, warranties or covenants contained herein (together, (i) and (ii) above are referred to as the ‘‘Non-indemnity Events”).

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

7.2 Indemnification by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non-Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Non Indemnity Event.

7.3 Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

7.3.1 Notice. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to Network 1 Financial Securities:	The Galleria Building 2 Bridge Avenue, Suite 241 Red Bank, New Jersey 07701 Attention: Damon Testaverde Ddtestaverde@Netwl .com

If to Autism Diagnostic Technologies, Inc.:	Mr. Andrew Stewart, CEO 1 Vanderveer Drive Basking Ridge, NJ 07920 Astewar3.as@gmail.com

Or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice that has been received by the party to whom it is sent as evidenced by confirmation slip.

7.4 Contribution. If the indemnification provided for in this Section 7 is unavailable to any indemnified party (other than as a result of the failure to notify the indemnifying party as provided in Section 7.3 hereof) in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and of the Placement Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions, but before deducting other expenses) received by the Company bear to the commissions received by the Placement Agent. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact of the omission to state a material fact relates to information supplied by the Company, on the one hand, and the Placement Agent, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

7.5 Equitable Considerations. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any method of allocation which does not take into account the equitable consideration referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6 Attorneys’ Fees. The amount payable by a party under this Section 7 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

8. Termination.

8.1 Prior to Completion of Offering Documents and Commencement of Offering. Prior to the completion of the Offering Documents and the commencement of the Offering, either party may terminate this Agreement by giving written notice to the other party.

8.2 Following Completion of Offering Documents and Commencement of Offering. Following the completion of the Offering Documents and the commencement of the Offering, each of the Company and the Placement Agent will have the right to terminate this Agreement by giving written notice as herein specified, at any time, at or prior to the Initial Closing:

(a) if the other party shall have failed, refused, or been unable to perform any of its obligations hereunder, or breached any of its representations or warranties hereunder; or

(b) if, in the Placement Agent’s or the Company’s reasonable opinion, there has occurred an event materially affecting the value of the securities.

9. Competing Claims. The Company acknowledges and agrees that the Placement Agent will not proceed to perform hereunder until it receives assurances, in form and substance satisfactory to the Placement Agent and their counsel, that as of the first date that the Offering Documents are presented to potential purchasers of the securities, there will be no claims or payments for services in the nature of a finder’s fee with respect to the Offering or any other arrangements, agreements, payments, issuances or understandings that may affect the Placement Agent’s compensation hereunder other than any claims that may be made by the Placement Agent’s own personnel. The Placement Agent shall compensate any of its personnel who may have acted in such capacities, as it shall determine.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

10. Miscellaneous.

(a) Governing Law. This Agreement will be deemed to have been made and delivered in the State of New York and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York, without regard to principles of conflicts of law. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the Supreme Court of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the Supreme Court of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of New York or the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

(b) Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(c) Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party. This Agreement is intended to be, and is, for the sole and exclusive benefit of the parties hereto and the persons described in Section 7 hereof and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

(d) Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may not be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

(e) Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

(f) Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

(g) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

11. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are superseded by them.

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© 2011 Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

Private Placement Agent's Agreement-Private Offering

If Autism Diagnostic Technologies, Inc finds the foregoing is in accordance with its understanding with Network 1 Financial Securities, Inc., kindly sign and return to Network 1 Financial Securities, Inc. a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between Autism Diagnostic Technologies Inc. and Network 1 Financial Securities, Inc.

Network 1 Financial Securities, Inc.

By	/s/ Damon D. Testaverde
Damon D. Testaverde
Managing Director

AGREED TO BY Autism Diagnostic Technologies Inc.; this the 12th of June 2023.

Autism Diagnostic Technologies Inc.

By	/s/ Andrew Stewart
Andrew Stewart
CEO

© 2011 Network 1 Financial Securities, Inc.